                                                                    EXHIBIT 99.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  AXCESS INC.


         AXCESS Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

         RESOLVED, that Article FOURTH, paragraph (a) of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "FOURTH: (a) The total number of shares of capital stock that the corporation shall have authority to issue is 15,500,000, consisting of 6,250,000 shares of Common Stock, par value $.01 per share ("Common Stock"), 2,250,000 shares of Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock" and together with the Common Stock, "Common Shares"), and 7,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the secretary of State of the State of Delaware.


                    **REMINDER - INTENTIONALLY LEFT BLANK**

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Danny G. Hair, its Senior Vice President and Chief Financial Officer, and attested by Harry S. Budow, its Secretary, this 31st day of March, 1998.


                                    AXCESS Inc.



                                    By /s/ Danny G. Hair
                                      -----------------------------------------
                                           Danny G. Hair, Senior Vice President
                                           and Chief Financial Officer

ATTEST:



 /s/ Harry s. Budow
------------------------------
Harry S. Budow, Secretary




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